[TEREX Letterhead]


                NEWS RELEASE    NEWS RELEASE    NEWS RELEASE

     For information contact: Kevin O'Reilly, Vice President (203) 222-5943

                            TEREX CORPORATION ELECTS
                 FORMER CONGRESSMAN J.C. WATTS, JR. TO ITS BOARD

     WESTPORT, CT, January 8, 2003 -- The Board of Directors of Terex Corporation (NYSE:TEX), a global manufacturer of heavy equipment for the construction, mining, and aggregates industries, today announced the election of former U.S. Congressman J.C. Watts, Jr., 45, to the Company's Board. Congressman Watts represented Oklahoma's 4th District in the U.S. House of Representatives for eight years until January 7, 2003.

     Widely recognized for his unique leadership abilities, Congressman Watts was elected Chairman of the House Republican Conference, the fourth highest position in that body, in 1998 and was re-elected to the post unanimously two years later. He served on a number of key committees during his tenure in Congress, including the Armed Services Committee, the Select Homeland Security Committee, the Military Readiness Subcommittee, and the Procurement Subcommittee. As a rising star in his party, Congressman Watts also served as Honorary Co-Chairman of the 2000 Republican National Convention that nominated George W. Bush for the presidency.

     Commenting on the appointment of Terex's newest Board member, Terex Chairman and CEO Ronald M. DeFeo said, "In an era when corporate governance is under such intense scrutiny, we are especially pleased to have someone with J.C. Watts' stature and reputation joining our Board. His exemplary service in Congress won him universal respect and admiration from both sides of the aisle. Having represented a state where Terex has major facilities, he knows our company and its operations. J.C. Watts' independence, judgment, insights, and experience will make a major contribution to shaping our company's future direction and growth."

     Mr. DeFeo went on to add, "Congressman Watts has earned a solid reputation both in Oklahoma and nationally as a perceptive, passionate, and eloquent spokesman for improving and re-developing local communities, fiscal discipline, strengthening education, upholding family values, and bolstering the nation's defense. The Congressman has also been a long-time supporter of historically black colleges, trade with Africa, and using tax incentives to support community development in impoverished areas."

     Football fans remember J.C. Watts as one of the college game's authentic heroes. Before graduating from the University of Oklahoma in 1981 with a bachelor's degree in journalism, Congressman Watts quarterbacked the Sooners to two Big Eight Championships and two Orange Bowl victories. Following college, he turned professional and played for five seasons in the Canadian Football League.

     Most recently, Congressman Watts has been traveling the country, promoting his new book, "What Color is a Conservative. My Life and My Politics," published by HarperCollins. He and his wife, Frankie, are the parents of five children and currently reside in Norman, Oklahoma.

     Terex Corporation is a diversified global manufacturer based in Westport, Connecticut, with pro forma 2001 annual revenues of $3.4 billion. Terex is involved in a broad range of construction, infrastructure, recycling and mining-related capital equipment under the brand names of Advance, American,
Amida,  Atlas,  Bartell,  Bendini,  Benford,   Bid-Well,  B.L.  Pegson,  Canica,
Cedarapids, Cifali, CMI, Coleman Engineering, Comedil, CPV, Demag, Fermec, Finlay, Franna, Fuchs, Genie, Grayhound, Hi-Ranger, Italmacchine, Jaques,
Johnson-Ross, Koehring, Lectra Haul, Load King, Lorain, Marklift, Matbro, Morrison, Muller, O&K, Payhauler, Peiner, Powerscreen, PPM, Re-Tech, RO, Royer, Schaeff, Simplicity, Square Shooter, Telelect, Terex, and Unit Rig. More information on Terex can be found at www.terex.com.
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                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com